Exhibit 99.7

           (Text of graph posted to Ashland Inc.'s website concerning
                         Valvoline's premium oil sales)

                    Premium Lubricants (%) Of Branded Volume

                                   2000         2001          2002         2003     2004
                                   ----         ----          ----         ----     ----
              January               8.5         11.2          13.2         17.0     19.4
              February              8.6         11.4          13.5         17.4     19.5
              March                 8.9         11.6          13.9         17.5     19.7
              April                 9.2         11.5          14.4         17.5
              May                   9.3         11.8          14.7         17.8
              June                  9.5         12.0          15.1         18.1
              July                  9.9         12.0          15.3         18.2
              August               10.2         12.2          15.7         18.4
              September            10.6         12.4          16.2         18.5
              October              10.7         12.7          16.4         18.6
              November             10.9         12.9          16.6         18.7
              December             11.1         13.0          16.8         19.1
